As filed with the Securities and Exchange Commission on December 9, 2002

                                                      Registration No. 333-44979


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ---------------

                          SCIENTIFIC GAMES CORPORATION
             (Exact name of registrant as specified in its charter)


           Delaware                                        81-0422894
           --------                                        ----------
(State or Other Jurisdiction of                         (I.R.S. Employer
Incorporation or Organization)                       Identification Number)



                        750 Lexington Avenue, 25th Floor
                            New York, New York 10022
                    (Address of Principal Executive Offices)

                                 ---------------

                          SCIENTIFIC GAMES CORPORATION
                        1997 INCENTIVE COMPENSATION PLAN
                            (Full Title of the Plan)

                                 ---------------


                             Martin E. Schloss, Esq.
                          Scientific Games Corporation
                        750 Lexington Avenue, 25th Floor
                            New York, New York 10022
                     (Name and Address of Agent for Service)

             (212) 754-2233 (Telephone Number, Including Area Code,
                              of Agent for Service)

                                   Copies to:

                              Peter G. Smith, Esq.
                       Kramer Levin Naftalis & Frankel LLP
                                919 Third Avenue
                            New York, New York 10022
                                 (212) 715-9100


                                   CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------
                                                                             Proposed Maximum
Title of Securities to be      Amount to be     Proposed Maximum Offering    Aggregate                 Amount of
Registered                     Registered (1)   Price Per Share              Offering Price (2)        Registration Fee
-----------------------------------------------------------------------------------------------------------------------

Class A Common Stock, par
value $0.01 per share
("Class A Common Stock")           50,000           $      2.49               $   124,500.00              $   11.45
-----------------------------------------------------------------------------------------------------------------------
Class A Common Stock              334,000           $      2.95               $   985,300.00              $   90.65
-----------------------------------------------------------------------------------------------------------------------
Class A Common Stock              300,000           $      3.50               $ 1,050,000.00              $   96.60
-----------------------------------------------------------------------------------------------------------------------
Class A Common Stock              196,902           $    3.5625               $   701,463.38              $   64.53
-----------------------------------------------------------------------------------------------------------------------
Class A Common Stock              150,000           $      6.58               $   987,000.00              $   90.80
-----------------------------------------------------------------------------------------------------------------------
Class A Common Stock              360,000           $      6.62               $ 2,383,200.00              $  219.25
-----------------------------------------------------------------------------------------------------------------------
Class A Common Stock               75,000           $      6.75               $   506,250.00              $   46.58
-----------------------------------------------------------------------------------------------------------------------
Class A Common Stock              556,000           $      7.10               $ 3,947,600.00              $  363.18
-----------------------------------------------------------------------------------------------------------------------
Class A Common Stock               75,000           $      8.45               $   633,750.00              $   58.31
-----------------------------------------------------------------------------------------------------------------------
Class A Common Stock               50,000           $      8.50               $   425,000.00              $   39.10
-----------------------------------------------------------------------------------------------------------------------
Class A Common Stock               50,000           $      9.35               $   467,500.00              $   43.01
-----------------------------------------------------------------------------------------------------------------------
Class A Common Stock              135,559           $      0.01               $     1,355.59              $    0.13
-----------------------------------------------------------------------------------------------------------------------
Class A Common Stock            1,467,539           $      6.34 (3)           $ 9,304,197.26              $  855.99
-----------------------------------------------------------------------------------------------------------------------
Total                           3,800,000                                     $21,517,116.23              $1,979.58
-----------------------------------------------------------------------------------------------------------------------


(1) This registration statement (this "Registration Statement") covers shares of Class A Common Stock which may be offered or sold from time to time pursuant to the Registrant's 1997 Incentive Compensation Plan, as amended (the "Plan").

(2) The proposed maximum aggregate offering price has been determined pursuant to Rule 457(h)(1) promulgated under the Securities Act of 1933, as amended (the "Securities Act")

(3) Estimated, solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low sales prices for the Class A Common Stock reported on the Nasdaq National Market on December 6, 2002, which is within five (5) business days prior to the date of this Registration Statement.

                          SCIENTIFIC GAMES CORPORATION
                       REGISTRATION STATEMENT ON FORM S-8

                      REGISTRATION OF ADDITIONAL SECURITIES



      This registration statement is filed in accordance with the provisions of General Instruction E to Form S-8 for the purpose of registering additional shares of common stock for offer and sale under the Scientific Games Corporation 1997 Incentive Compensation Plan. The contents of the Registrant's Registration Statement on Form S-8 as filed with the Commission on January 27, 1998 (File No. 333-44979) are incorporated herein by reference. Unless otherwise specified, capitalized terms herein shall have the meaning ascribed to them in the prior Form S-8.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.
         --------

            Exhibit Number       Description
            --------------       -----------

                  5.1 Opinion of counsel as to legality of the shares of Class A Common Stock covered by this Registration Statement.

                  23.1           Consent of KPMG LLP.

                  23.2 Consent of counsel (included in Exhibit 5.1 above).

                  24.1 Power of Attorney (contained in Signature Page hereto).

                  99.1 Scientific Games Corporation 1997 Incentive Compensation Plan, as amended (incorporated by reference to Exhibit 10.14 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2001).

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 9th day of December, 2002.


                                 SCIENTIFIC GAMES CORPORATION

                                 By: /s/ A. Lorne Weil
                                    ------------------------------------
                                    A. Lorne Weil
                                    Chairman of the Board,
                                    President and Chief Executive Officer


                        POWER OF ATTORNEY AND SIGNATURES

      We, the undersigned officers and directors of Scientific Games Corporation, hereby severally constitute and appoint A. Lorne Weil, Martin E. Schloss and DeWayne E. Laird, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, all amendments, including post-effective amendments, to this registration statement and any other registration statement (and any amendment thereto) filed with the Securities and Exchange Commission with respect to the plan listed on the face of this registration statement and generally do all things in our names and on our behalf in such capacities to enable Scientific Games Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on December 9, 2002 in the capacities indicated.

    Signature                               Title(s)
    ---------                               --------

/s/ A. Lorne Weil                  Chairman of the Board, President,
----------------------             Chief Executive Officer and Director
A. Lorne Weil                      (principal executive officer)

/s/ DeWayne E. Laird               Vice  President and Chief Financial Officer
-----------------------            (principal financial and accounting officer)
DeWayne E. Laird

/s/ Larry J. Lawrence
-----------------------            Vice Chairman of the Board
Larry J. Lawrence

/s/ Colin J. O'Brien
-----------------------            Director
Colin J. O'Brien

/s/ Eric M. Turner
-----------------------            Director
Eric M. Turner

/s/ Sir Brian G. Wolfson
-----------------------            Director
Sir Brian G. Wolfson

/s/ Alan J. Zakon
-----------------------            Director
Alan J. Zakon

/s/ Antonio Belloni
-----------------------            Director
Antonio Belloni

/s/ Rosario Bifulco
-----------------------            Director
Rosario Bifulco

/s/ Peter A. Cohen
-----------------------            Director
Peter A Cohen

/s/ Michael S. Immordino
-----------------------            Director
Michael S. Immordino

                                  EXHIBIT INDEX


      Exhibit Number                       Description
      --------------                       -----------

         5.1 Opinion of counsel as to legality of the shares of Class A Common Stock covered by this Registration Statement.

         23.1                       Consent of KPMG LLP.

         23.2                       Consent of counsel  (included in Exhibit 5
                                     above).

         24.1                       Power of Attorney (contained in Signature
                                    Page hereto).

         99.1 Scientific Games Corporation 1997 Incentive Compensation Plan, as amended (incorporated by reference to Exhibit 10.14 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2001).



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